Exhibit 99.1

Profusa, Inc. Provides Strategy Overview and Business Update for Investors

August 6, 2025

BERKELEY, Calif, Aug. 06, 2025 (GLOBE NEWSWIRE) -- Profusa, Inc. (“Profusa” or the “Company”) (NASDAQ: PFSA), a commercial stage digital health company pioneering the next generation of technology platform enabling the continuous monitoring of an individual’s biochemistry, provides a strategy overview and business update from Chairman and CEO, Ben Hwang, Ph.D. in the following Letter to Shareholders:

To our valued shareholders,

In the last two months, Profusa has achieved significant milestones, including securing investment and becoming a public company that is trading on the Nasdaq Market under the ticker PFSA on July 14, 2025. With these essential steps behind us, we are now fully committed to bring our groundbreaking personalized biochemistry technology platform to the clinical community and drive growth in our business. We believe that our technology represents a significant advancement from what is currently available today, not only because of its potential for multiple uses - from tissue oxygen to glucose biochemistry, but also the integrated AI and machine learning capabilities to derive personalized clinical insights, providing direction for coaching, statistical analysis, and optimization of treatment paradigms.

As we advance our programs, we have established five pillars that we believe will encompass our growth strategy, which we will use to guide our progress and shape our message. As we progress, our focus will be on 1) revenue growth and pipeline development, 2) AI infrastructure development, 3) clinical and regulatory pathways, 4) financial structure and strategies, and 5) scale of operations. We believe that organizing our activities in this way will help us best achieve our goals and ultimately maximize our shareholder value.

In thinking about our progress to date, on the revenue growth side, we are pleased to report that we are on our way to generating revenue from research use only applications of our technology platform, which will be immediately additive to our commercial operations. In addition, these research applications have the potential to continue to stretch the capabilities of our technology. We will further develop our pipeline through these research-only collaborations to facilitate   the pursuit of indications we aim to develop, which include lactate, carbon dioxide, sodium, and ethanol, among others, as we define future personalized healthcare applications of our technology.

In the meantime, within our clinical and regulatory pathway pillar and leveraging our CE mark approval, we are diligently progressing towards the European launch of our Lumee™ platform for tissue oxygen monitoring. Further, we continue to advance towards commercialization – with focus on our first pillar to drive revenue growth - having recently announced our first distributor partner in Spain, to achieve our target Q1 2026 commercial launch in Europe. We estimate an approximately $10 billion global addressable market for tissue oxygen biochemistry monitoring across three indications – peripheral artery disease/compromised tissue, chronic wounds, and critical limb ischemia. In Europe alone, we estimate approximately300,000 endovascular procedures per year. We believe that our oxygen platform serves a critical need, and we hope to expand our reach into the U.S. market with a pivotal clinical study concurrent with our EU commercial launch, followed by a U.S. FDA submission mid-next year, and with U.S. commercialization anticipated halfway through 2027.

In terms of our continuous glucose monitoring platform, for which there is a total global addressable market of more than 500 million patients spanning both T2 and chronic, at-risk pre-diabetes patients, where we believe our technology will serve an important clinical need, we expect human validation data from two EU clinical sites and two APAC sites to be published in a peer reviewed journal. . We could expect human pivotal studies to commence later in 2026, with the goal of commercialization by mid-2027 following clearance of the appropriate regulatory pathways.

To secure our financial stability – within our financial strategies pillar, as previously announced, we are pleased to have secured a $100 million ELOC facility which we believe will provide ample funding opportunity for our phase of growth. We are implementing a strategic treasury plan utilizing digital investment, which we believe leverages opportunities to manage our resources to support shareholder value and aligns with a digital future. We also believe this strategy helps pave the way for open market investors who recognize the innovation we offer and wish to get on board.

From the perspective of scaling our operations pillar, we continue to expand our operating capabilities to be ready to scale to execute on our vision and look forward to providing some of these operational updates in due time.

We remain dedicated to bringing our game-changing technology to the clinical community, recognizing the potential this monitoring platform offers to a wide array of patients and users, including those with debilitating and/or chronic diseases, in addition to addressing the emerging questions of personalized healthcare and longevity. We believe we hold the keys to a bright future where a tiny filament injected subcutaneously can provide a wealth of information across an array of indications and are confident that our five pillars will provide the organization necessary to help us drive forward in a focused manner.

We also believe our management team and top-tier advisors are guiding the Company toward technological and financial achievement that transcends our current modest stock price. We sincerely thank our loyal investors for their continued support and warmly welcome those who have recently joined us, recognizing the value we aim to deliver. We also encourage dialogue with our investors, welcoming questions and feedback along the way to maintain transparency. We thank you all for sharing our values of innovation and optimism that together we can achieve a new age in digital health, and we look forward to traversing the future together.

Sincerely,

Ben Hwang, Ph.D.
CEO
Profusa, Inc.

About Profusa

Based in Berkeley, Calif., Profusa is a commercial stage digital health company led by visionary scientific founders, an experienced management team and a world-class board of directors in the development of a new generation of tissue-integrated sensors to detect and continuously transmit actionable, medical-grade data for personal and medical use. With its long-lasting, injectable and affordable biosensors and its intelligent data platform, Profusa aims to provide people with a personalized biochemical signature rooted in data that clinicians can trust and rely on.

“LUMEE”, “PROFUSA” and the PROFUSA logo are registered trademarks of Profusa Inc. in the United States, Canada, European Union, China, Japan, South Korea and Australia.

For more information, visit https://profusa.com.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release (this “Press Release”) may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance of Profusa. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “propose,” “seek,” “should,” “strive,” “will,” or “would” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which may be beyond the control of Profusa and could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including risks regarding the highly volatile nature of the price of Bitcoin and other cryptocurrencies, as well as the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Profusa and its management, are inherently uncertain. Profusa cautions you that these statements are based on a combination of facts and factors currently known and projections of the future, which are inherently uncertain. There are risks and uncertainties described in the definitive proxy/final prospectus relating to the business combination, which has been filed with the SEC, and described in other documents filed by Profusa from time to time with the SEC. These filings may identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Profusa cannot assure you that the forward-looking statements in this communication will prove to be accurate.

Contacts
Investor and Media Contacts
email: info@coreir.com
phone: 1 (212) 655-0924

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